UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2003

U.S. REALTEL, INC

(Exact name of registrant as specified in its charter)

Delaware	000-30401	36-4166222

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Piedmont Center, Suite 100, Atlanta, Georgia 30305

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code 404-869-2500

SIGNATURES
EX-99.1 PRESS RELEASE DATED NOVEMBER 11, 2003

Item 7. Financial Statements and Exhibits

(c) Exhibits –
99.1	U.S. RealTel, Inc. Press Release dated November 11, 2003 – “U.S. RealTel Reports Third Quarter Results and the Appointment of a New Chief Financial Officer”

Item 12. Disclosure of Results of Operations and Financial Condition

In accordance with General Instruction B.6. for Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability for that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. U.S. RealTel, Inc. disclaims any intention or obligation to update or revise this information. Attached as Exhibit 99.1, and incorporated herein by reference, is a copy of the U.S RealTel’s press release dated November 11, 2003 announcing its financial results for the third quarter of 2003.

To the extent non-GAAP information is included in the press release, such information is included because U.S. RealTel’s management utilizes such information to evaluate U.S. RealTel’s performance as compared to other companies operating in U.S. RealTel’s industry. In addition, U.S. RealTel believes such information is of interest to the investment community because such information provides additional methods of evaluating U.S. RealTel’s performance from period to period on a comparable basis not otherwise apparent on a GAAP basis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RealTel, Inc.

Date: November 11, 2003	/s/ Neal L. Miller By: Neal L. Miller Title: Chief Financial Officer